SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

          Date  of  Report   (Date  of  earliest   event reported):

                             JUNE 29, 2000

                         STILWELL FINANCIAL INC.
           (Exact name of company as specified in its charter)


            DELAWARE                    001-15253           43-1804048
-------------------------------   --------------------  ------------------
  (State or other jurisdiction     (Commission file       (IRS Employer
        of incorporation)               number)        Identification Number)


         920 MAIN STREET, 21ST FLOOR, KANSAS CITY, MISSOURI 64105
         --------------------------------------------------------
           (Address of principal executive offices) (Zip Code)


              COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                              (816) 218 - 2400

                               NOT APPLICABLE
       (Former name or former address if changed since last report)









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ITEM 5.          OTHER EVENTS

On June 29, 2000, Stilwell Financial Inc. (Stilwell) mailed a letter to the participants of the Stilwell Financial Inc. Employee Stock Ownership Plan (ESOP) that describes an amendment to the Stilwell ESOP. The original ESOP, which was described in and included as an exhibit to Stilwell's Registration Statement on Form 10, as amended (File No. 001-15253), that was declared effective on June 15, 2000, allowed Stilwell ESOP participants to retain shares of Kansas City Southern Industries, Inc. (KCSI) common stock held in the ESOP accounts at the time of the spin-off of Stilwell from KCSI (expected to occur on July 12, 2000). The amendment changes the ESOP to provide that all of the KCSI shares held in Stilwell ESOP participants' accounts - approximately 1.3 million shares - will be sold and the sales proceeds reinvested in shares of Stilwell common stock, with the timing and manner of sale to be determined by an independent plan fiduciary.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

(c)              Exhibits

                 EXHIBIT NO.    DOCUMENT

                 (99)           Additional Exhibits

                 99.1           Letter issued by Stilwell Financial Inc.
                                dated June 29, 2000 to Stilwell Employee
                                Stock Ownership Plan Participants, is
                                attached hereto as Exhibit 99.1




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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Stilwell Financial Inc.


DATE: JULY 11, 2000                  BY:        /S/  DOUGLAS E. NICKERSON
                                        ---------------------------------
                                                  Douglas E. Nickerson
                                             Vice President and Controller
                                             (Principal Accounting Officer)